Exhibit 10.15

STRICTLY CONFIDENTIAL

SHARE PURCHASE AGREEMENT

among

PARADIGM MALLS GROUP LIMITED

and

SHANGHAI CANGO INVESTMENT MANAGEMENT CONSULTING SERVICE CO., LTD.

and

CANGO GROUP LIMITED

Dated as of April 24, 2018

STRICTLY CONFIDENTIAL

SECTION 9.8	AMENDMENT	11
SECTION 9.9	WAIVER	11
SECTION 9.10	NO THIRD PARTY BENEFICIARIES	11
SECTION 9.11	SPECIFIC PERFORMANCE	11
SECTION 9.12	NO PRESUMPTION	12
SECTION 9.13	GOVERNING LAW	12
SECTION 9.14	DISPUTE RESOLUTION	12
SECTION 9.15	COUNTERPARTS	12

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 24, 2018, by and among:

(1)	PARADIGM MALLS GROUP LIMITED, a limited liability company incorporated and existing under the laws of the British Virgin Islands (the “Seller”);

(2)	SHANGHAI CANGO INVESTMENT MANAGEMENT CONSULTING SERVICE CO., LTD.
( ), a limited liability company incorporated and existing under the laws of the People’s Republic of China (the “Cango”), and

(3)	CANGO GROUP LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong (the “Buyer”).

Each of the Seller, Cango and the Buyer is referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Seller entered into a certain share purchase agreement with Cartech Limited on August 21, 2017, pursuant to which the Seller acquired all the issued share capital of Express Group Development Limited ( ), a company incorporated in Hong Kong with company number 2397162 (the “Company”), for a consideration set forth thereunder (such transaction, the “Acquisition of the Company” and such consideration, the “Consideration for the Company”).

WHEREAS, the Seller entered into a certain share purchase agreement with Cango on September 19, 2017 (the “Cango Share Purchase Agreement”), pursuant to which Cango and/or its nominee(s) shall purchase from the Seller and the Seller shall sell to Cango and/or its nominee(s) all the issued share capital of the Company, on the terms and subject to the conditions including the conditions precedent to the closing set forth in the Cango Share Purchase Agreement.

WHEREAS, the Company entered into with, inter alia Autohome Financing Hong Kong Limited

( , “Autohome”) and Cango, on September 19, 2017 and immediately after the execution of the Cango Share purchase Agreement„ a certain equity transfer agreement (the “Equity Transfer Agreement”), pursuant to which the Company shall purchase from Autohome and Autohome shall sell to the Company the 25% equity interest in Shanghai Youcheyoujia Financial Leasing Co., Ltd. ( , “YCYJ”), representing RMB75,000,000 of the registered capital of YCYJ, on the terms and subject to the conditions set forth in the Equity Transfer Agreement (the “YCYJ Transaction”).

WHEREAS, due to a change in circumstances, each of the Seller and Cango acknowledges and agrees that certain terms and conditions set forth in the Cango Share Purchase Agreement shall not apply any longer.

WHEREAS, the Parties intend to enter into this Agreement, pursuant to which (i) the Cango Share Purchase Agreement shall be terminated, superseded and replaced in its entirety, and (ii) the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller all the issued share capital of the Company, both upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or police, legal, governmental or regulatory investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Acquisition of the Company” has the meaning provided in the preamble.

“Affiliate” means, with respect to a given Person, (i) in the case where such given Person is not a natural person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such given Person, or (ii) in the case where such given Person is a natural person, (A) a relative of such given Person, or (B) any other Person that is controlled by such given Person and his relatives, whether individually or collectively. “Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the power to direct the affairs or management of a Person, whether through the ownership of majority of the outstanding voting securities or the appointment of director, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Applicable Law” means all applicable statutes, regulations, enactments, acts of legislature or parliament, laws, ordinances, rules, by-laws, listing rules, notifications, guidelines or policies issued by any Governmental Authority, and all administrative interpretation, judgment, arbitral award, decree, orders or Governmental Approvals as may be in force from time to time.

“Autohome” has the meaning provided in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks located in any of Hong Kong, the PRC and/or the British Virgin Islands are required or authorized by Applicable Law to be closed.

“Buyer” has the meaning provided in the preamble.

“Closing” has the meaning provided under Section 3.4.

“Closing Date” has the meaning provided under Section 3.4.

“Company” has the meaning provided in the preamble.

“Consideration for the Company” has the meaning provided in the preamble.

“Encumbrance” means (1) any mortgage, charge (whether fixed or floating), pledge, lien (including tax lien), hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of any obligation of any person or entity, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Law, (ii) any proxy, power of attorney, voting trust agreement, trust interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person; (iii) any adverse claim or third party rights or interests as to title, votes, dividends, ownership, possession or use and (iv) other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect and any agreement or obligation to create or grant any of the aforesaid.

“Equity Transfer Agreement” has the meaning provided in the preamble.

“Governmental Authority” means any federal national, supranational, state, provincial, local, or similar government, governmental, tax, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, exercising powers conferred by Applicable Law to which any Party hereto and the Company (as applicable) are subject.

“Governmental Approvals” means any permit, license, approval, consent, authorization issued or granted by, or registration or filing with, or notification to any Governmental Authority with respect to the sale and purchase of the Sale Share and all other matters contemplated under this Agreement.

“HK$” means the lawful currency of Hong Kong.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnified Persons” has the meaning provided under Section 8.1.

“Indemnifying Party” has the meaning provided under Section 8.1.

“Loss” has the meaning provided under Section 8.1.

“Party” or “Parties” has the meaning provided in the preamble.

“Person” means any individual, partnership, firm, company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China; for the purpose of this Agreement, excluding the Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan.

“Purchase Price” has the meaning provided under Section 2.2.

“RMB” means Renminbi, the lawful currency of the PRC.

“Sale Share” means 1 Share, representing all the issued share capital of the Company as at the date hereof.

“Sanctioned Country” means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, region, territory or government.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated or identified Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country, or (c) any Person directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, (b) the United Nations Security Council, (c) the European Union or any of its member states, (d) Her Majesty’s Treasury, (e) Switzerland, or (f) any other relevant authority.

“Seller” has the meaning provided in the preamble.

“Share” means the issued ordinary share(s) in the capital of the Company.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, whether based on income (including enterprise income tax and individual income tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, withholding, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in subclause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in subclauses (a) and (b) above; and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clauses (i)(a) and (i)(b) above.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement.

“YCYJ” has the meaning provided in the preamble.

“YCYJ Transaction” has the meaning provided in the preamble.

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) words in the singular include the plural, and words in the plural include the singular, and the masculine, feminine, and neuter genders will each be deemed to include the others; and

(e) references to a Person are also to its successors and permitted assigns.

ARTICLE 2 CANGO SHARE PURCHASE AGREEMENT

Section 2.1 Termination of the Cango Share Purchase Agreement. Upon execution of this Agreement, the Cango Share Purchase Agreement entered into by and between the Seller and Cango on September 19, 2017 shall terminate and be replaced and superseded by this Agreement in its entirety.

ARTICLE 3 PURCHASE AND SALE

Section 3.1 Purchase and Sale of the Sale Share. Upon the terms and subject to the conditions of this Agreement, at Closing. the Seller shall sell and the Buyer shall purchase, on an as is basis, the Sale Share free from all Encumbrances and together with all rights attaching to it.

Section 3.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Sale Share shall be HK$1.

Section 3.3 Sources of Funding for Purchase Price. The Buyer acknowledges that funds for the Buyer to pay the Purchase Price would be

(a) funds wired from the PRC after all relevant Governmental Approvals required, if any, have been duly completed, or

(b) funds raised by the Buyer through its Affiliates outside the PRC.

Section 3.4 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Sale Share shall take place at a closing (the “Closing”) to be held at the time and place as mutually agreed by the Seller and Buyer on the fifth (5th) Business Day following the satisfaction or waiver of all of the conditions set forth under Section 7.1 below or at such other time as the Seller and the Buyer may otherwise mutually agree upon in writing (the date of Closing being the “Closing Date”).

Section 3.5 Closing Deliverables by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

(a) the instrument of transfer;

(b) the original share certificate in the name of the Seller representing the Sale Share;

(c) (i) the originals of the certificate of incorporation, business registration certificate, all statutory registers and minute books (duly written up to the Closing Date) if any, (ii) all common seals and chops, and (iii) all copies of articles of association or equivalent constitutional documents, in each case, of the Company;

(d) undated letters of resignation duly signed by the existing directors and the secretary of the Company; and

(e) a copy of the resolutions in writing of the board of directors of the Company (and/or its sole shareholder, if applicable) approving matters below, certified as a true copy by the sole director of the Company:

(i)	the appointment of such person(s) as the Buyer may nominate as director(s) and company secretary of the Company with effect from the Closing Date or such other date as the Buyer may designate;

(ii)	its approval of the resignation of the existing directors and the company secretary of the Company as nominated by the Seller, in each case as the Buyer may require, with effect from the Closing Date or such other date as the Buyer may designate; and

(iii)	the approval of the transfer of the Sale Share and the registration of the Buyer as shareholder of the Company, and update of the Company’s register of members pursuant to the instrument of transfer referred to in paragraph (a) above.

Section 3.6 Closing Deliverables by the Buyer. At the Closing, the Buyer shall deliver to the Seller the entire Purchase Price in immediately available funds by wire transfer to the bank account designated in writing by the Seller to the Buyer at least five (5) Business Days prior to the Closing Date or by any other means as mutually agreed upon by the Seller and the Buyer.

Section 3.7 Tax Gross-up and Indemnities.

(a) All payments to be made by the Buyer to the Seller under this Agreement shall be made without any Tax Deduction unless it is required by Applicable Law to make a Tax Deduction. In the event a Tax Deduction is required to be made, (i) each of the Parties agrees that it is the Seller who shall perform the Tax filing and payment process in connection with the Tax Deduction, and (ii) the sum payable by the Buyer shall be increased to the extent necessary to ensure that the Seller receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b) Without prejudice to Section 3.7(a) above, if the Seller is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under this Agreement (including any sum deemed for purposes of Tax to be received or receivable by the Seller whether or not actually received or receivable) or in relation to the transactions contemplated hereunder or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Seller, the Buyer shall, within three (3) Business Days of demand of the Seller, promptly indemnify the Seller which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as otherwise provided herein, the Seller hereby represents and warrants to the Buyer as of the date hereof and as of the Closing Date (except to the extent such representations and warranties are made as of another date as specified hereunder):

Section 4.1 Authority and Qualification of the Seller; Due Execution.

(a) The Seller is an entity duly organized and validly existing under the laws of the British Virgin Islands, and has full power, authority and legal right to own its property and assets and to carry on its business.

(b) The execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller and shall not result in a material violation of any provision of any Applicable Law. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Buyer) this Agreement constitutes legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms.

Section 4.2 Organization and Qualification of the Company. The Company is duly organized, validly existing and in good standing under the laws of Hong Kong. A true and correct copy of the memorandum and articles of association or equivalent constitutional documents of the Company as in effect on the date hereof has been delivered by the Company to the Buyer.

(b) There has been no resolution or application made for the winding up of the Company and the Company is not in receivership or liquidation, and it has not taken any steps to enter liquidation.

Section 4.3 Capitalization and Sale Share The entire issued share capital of the Company comprise of 1 Share, amounting to HK$1. All share capital of the Company is legally and beneficially owned by the Seller, free of all Encumbrances and with all rights attaching or accruing to them. The Sale Share is validly issued and credited as fully paid up, free of further capital contribution obligations. The Seller is entitled to transfer full legal and beneficial ownership of the Sale Share to the Buyer free of all Encumbrances, and at Closing the Buyer will acquire good and valid legal and beneficial title to the relevant Sale Share, free of all Encumbrances.

Section 4.4 No Conflict. The execution, delivery and performance of this Agreement by the Seller do not conflict with or violate any Applicable Law.

Section 4.5 Governmental Approvals. The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of any Governmental Authority on the part of the Seller.

Section 4.6 Liabilities. Except for those in connection with the YCYJ Transaction, no liabilities, contingent liabilities or commitments shall have been incurred or made by the Company as of the Closing Date.

Section 4.7 No Additional Representations and Warranties. The representations and warranties provided by the Seller under in this ARTICLE 4 are in lieu of all other representations and warranties however provided under Applicable Law or arising from any Applicable Law in connection with the sale and purchase of the Sale Share. No representations and warranties, either express or implied, are made or given by the Seller with respect to the Sale Share other than those specifically provided under this ARTICLE 4. Without prejudice to the representations and warranties set out under this ARTICLE 4 and the right of the Buyer to be indemnified in accordance with ARTICLE 8 below in case of breach thereof, it is acknowledged by the Buyer that the Sale Share are sold on an “as is basis”, with no representations and warranties on the Company’s performance relating to the period prior to or after the Closing, on the business prospects of the Company, as well as on the good standing and state of any of its assets or contracts if any.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller as follows:

Section 5.1 Organization and Authority of the Buyer; Due Execution.

(a) The Buyer is an entity duly organized and validly existing under the laws of Hong Kong and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer and shall not result in a material violation of any provision of any Applicable Law. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes legal, valid and binding obligations of the Buyer, enforceable against it in accordance with its terms.

Section 5.2 No Conflict. The execution, delivery and performance by the Buyer of this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of association or by-laws of the Buyer, or (b)  conflict with or violate any Applicable Law.

Section 5.3 Governmental Approvals. The execution, delivery and performance of this Agreement by the Buyer do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority on the part of the Buyer.

Section 5.4 Anti-Money Laundering and No Sanctions. None of the Buyer or any of its Affiliates has violated or is in violation of any Applicable Law relating to anti-money laundering or Sanctions. No source of funding for the Purchase Price relates, directly or indirectly, to any activities or business of or with a Sanctioned Person or with or in a Sanctioned Country, or any activities or business in violation of any Applicable Law relating to anti-money laundering.

Section 5.5 No Additional Representations and Warranties. The representations and warranties provided by the Buyer under in this ARTICLE 5 are in lieu of all other representations and warranties however provided under Applicable Law or arising from any Applicable Law in connection with the sale and purchase of the Sale Share. No representations and warranties, either express or implied, are made or given by the Buyer with respect to the Sale Share other than those specifically provided under this ARTICLE 5.

ARTICLE 6 ADDITIONAL AGREEMENTS

Section 6.1 Non-Violation. Pending the Closing, each of the Parties, without the prior written consent of the others, shall not take any action which would result in any of the covenants contained in this Agreement becoming incapable of performance.

Section 6.2 Post-Closing Actions. Immediately after the Closing, each of the Seller and the Buyer_shall cooperate with the other Party and use its best efforts to take all actions in completing required filing as a result of the transactions hereunder with the applicable Governmental Authorities.

Section 6.3 Post-Closing Liabilities. As from the Closing Date, the Buyer shall acquire title to the Sale Share together with all rights and risks attaching to it. The Buyer hereby agrees and acknowledges that the Seller shall not be liable for any liabilities incurred or made by the Company as from the Closing Date.

ARTICLE 7 CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver by the Buyer, at or prior to the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties given by the Seller in this Agreement shall have been true, accurate and not misleading in all material respects when made and shall be true, accurate and not misleading in all material respects as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true, accurate and not misleading in all material respects as of that date with the same force and effect as if made as of the Closing.

(b) No Applicable Legal Prohibition. No provision of any Applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

Section 7.2 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver by the Seller, at or prior to the Closing, of the following condition:

(a) Representations and Warranties. The representations and warranties given by the Buyer in this Agreement shall have been true, accurate and not misleading in all material respects when made and shall be true, accurate and not misleading in all material respects as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true, accurate and not misleading in all material respects as of that date with the same force and effect as if made as of the Closing.

(b) No Applicable Legal Prohibition. No provision of any Applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

ARTICLE 8 INDEMNIFICATION

Section 8.1 Indemnification. Each of the Seller and the Buyer as well as their successors and permitted assigns (the “Indemnified Persons”) shall be indemnified and held harmless by the other (the “Indemnifying Party”) for and against any and all losses, damages, claims, costs and expenses, interest, liabilities, awards, judgments and penalties (including costs of investigation and defense and reasonable attorneys’ fees) suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), directly or indirectly arising out of or in connection with:

(a) any breach of any representation or warranty made by the Indemnifying Party in this Agreement; and

(b) any breach or non-performance of any covenant or agreement of the Indemnifying Party in this Agreement.

ARTICLE 9 GENERAL PROVISIONS

Section 9.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Buyer, whether or not the Closing shall have occurred.

Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been effectively given: (a) when hand delivered to the other Parties, upon personal delivery to the such Parties to be notified; (b) when sent by fax, upon receipt by the sender of confirmation by the sender’s fax machine that the notification has been received by the addressee’s fax machine; (c) when sent by email, upon receipt by the sender’s email system of the message confirming that the email has been successfully delivered; (d) three (3) Business Days after delivery by an internationally recognized courier if sent by courier service. All communications shall be sent to the following addresses:

if to the Seller:

Attention:	Steven Glenn

Address:	Warburg Pincus Asia LLC, 450 Lexington Avenue, New York 10017, USA

Email:	steven.glenn@warburgpincus.com

Fax:	(852) 2539 4322

if to Cango:

Attention:	Yun Ye

Address:	Level 10, Building 3, Youyou Century Plaza, No. 428 Yang Gao South Road, Pudong New District, Shanghai

Email:	yeyun@cangoonline.com

Fax:	(8621) 31830015

if to the Buyer:

Attention:	Yun Ye

Address:	Level 10, Building 3, Youyou Century Plaza, No. 428 Yang Gao South Road, Pudong New District, Shanghai

Email:	yeyun@cangoonline.com

Fax:	(8621) 31830015

Section 9.3 Public Announcements. No Party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties.

Section 9.4 Confidentiality. Each of the Parties agrees to, and shall cause its Affiliates and its officers, directors, employees, agents, representatives, accountants and counsel to treat and hold as confidential (and not disclose or provide access to any other Person to) (a) the existence and any content of this Agreement as well as the transactions contemplated hereby and (b) any non-public information relating to the other Parties and its direct or indirect shareholders and their respective directors, officers and employees, unless otherwise consented to in writing by such Parties or compelled to be disclosed by judicial or administrative process or by other requirements of Applicable Law.

Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.6 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 9.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors-in-title and permitted assignees of each Party. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parties.

Section 9.8 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties or (b) by a waiver in accordance with Section  9.9.

Section 9.9 Waiver. Any extension or waiver in connection with this Agreement shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10 No Third Party Beneficiaries. Except for the provisions of Section 8.1 relating to Indemnified Persons and the provisions of Section 9.7, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 9.11 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, in addition to any other right or remedy to which the other Parties may be entitled, at law or in equity, such Parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 9.12 No Presumption. The Parties acknowledge that any Applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

Section 9.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

Section 9.14 Dispute Resolution. All disputes among the Parties arising out of or relating to this Agreement shall be finally settled by arbitration. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect at the time of the arbitration. The arbitral procedure shall be conducted in the English language. The number of arbitrators shall be three. The arbitral award shall be final, binding and conclusive on the Parties and may be enforced and entered as a judgment in any court of law with jurisdiction thereof. The costs of arbitration shall be borne by the losing Party. During the course of the arbitral tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication. Regardless of anything else contained herein, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

Section 9.15 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[SIGNATURES ON NEXT PAGES]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first written on this document.

PARADIGM MALLS GROUP LIMITED

By:	/s/ Steven Glenn
Name:	Steven Glenn
Title:	Authorized signatory

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first written on this document.

SHANGHAI CANGO INVESTMENT MANAGEMENT CONSULTING SERVICE CO., LTD.

By:	/s/ ZHANG Xiaojun

Name:
Title: Legal representative

Signature Page to Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first written on this document.

CANGO GROUP LIMITED

By:	/s/ ZHANG Xiaojun
Name:
Title:	Authorized signatory

Signature Page to Share Purchase Agreement